Contact

Massa B. Cressall, Investor Relations

Phone: (441) 278-0988

Email: mcressall@endurance.bm

ENDURANCE PROVIDES PRELIMINARY ESTIMATE OF IMPACT OF HURRICANE KATRINA

PEMBROKE, Bermuda – September 13, 2005 – Endurance Specialty Holdings Ltd. (NYSE:ENH), today announced its initial estimates of losses, net of reinsurance, reinstatement premiums, and tax benefits related to Hurricane Katrina to be between $375 million and $450 million. Endurance estimates its gross losses related to Hurricane Katrina, before reinsurance, reinstatement premiums, and tax benefits, to be between $400 million and $500 million. Our loss analysis indicates a range of industry wide insured losses from Hurricane Katrina of between $40 billion and $45 billion. If the emergence of industry losses varies from the indicated range of $40 billion to $45 billion, our net economic losses are expected to be approximately 1% of gross industry losses.

Roughly 50% of our losses are assumed to have come from wind related exposures including energy related losses. The remainder is estimated to stem from flood related damages and related business interruption.

Our net loss estimates are largely derived from a combination of a detailed review of in-force contracts and preliminary indications from clients and brokers. We have made limited use of industry catastrophe models, due to the complex interaction of wind and flood events and the potential for aggregation of multiple insurance coverages.

Due to the extremely limited claims data, as well as potential legal and regulatory developments related to potential losses, both industry wide insured losses and Endurance’s losses from Hurricane Katrina may ultimately differ materially from our preliminary estimated losses.

Kenneth J. LeStrange, Endurance’s Chairman and CEO, commented: "Katrina will be remembered as one of the most tragic catastrophic events to occur in the United States during the past 100 years. When we founded Endurance, we recognized and anticipated the volatility of catastrophic losses in our business strategy, and built the company to withstand these types of events. Our losses related to Hurricane Katrina represent approximately one year of Endurance’s earnings, highlighting the company’s financial strength. We are focused upon delivering our value of security and service to our many clients affected by this event.”

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance currently writes property per risk treaty reinsurance, property catastrophe reinsurance, casualty treaty reinsurance, property individual risks, casualty individual risks, and other specialty lines. Endurance’s operating subsidiaries have been assigned a group rating of A (Excellent) from A.M. Best, A2 by Moody’s and A- from Standard & Poor’s. Endurance’s headquarters are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit http://www.endurance.bm.

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words "preliminary," "estimate," "expect," "intend," "plan," "believe," "project," "anticipate," "seek," "will," and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ from those indicated in the forward-looking statements. These factors include, but are not limited to, competition, possible terrorism or the outbreak of war, the frequency or severity of unpredictable catastrophic events, changes in demand for insurance or reinsurance, rating agency actions, uncertainties in our reserving process, a change in our tax status, acceptance of our products, the availability of reinsurance or retrocessional coverage, retention of key personnel, political conditions, the impact of current regulatory investigations, changes in accounting policies, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2004.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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